EXHIBIT 24.6

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director of Edison Schools Inc., a Delaware corporation (the “Corporation”), which is to file with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-3, or other appropriate form, for the registration for resale by the persons to be named in said Registration Statements of up to 1,360,958 shares of Class A Common Stock issued by the Corporation in connection with the Corporation’s acquisition of LearnNow, Inc., hereby constitute and appoint H. Christopher Whittle, Adam Feild, Laura Eshbaugh, David Graff, David Sylvester and Brent B. Siler, and each of them, my true and lawful attorneys-in-fact and agents, with full power to them and each of them singly, to act for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 30th day of July, 2001.

/s/ JONATHAN NEWCOMB

Jonathan Newcomb